NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND

DALLAS, TEXAS – October 31, 2007 – NL Industries, Inc. (NYSE:  NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents ($0.125) per share on its common stock to be paid in cash.  The dividend is payable on December 26, 2007 to shareholders of record at the close of business on December 7, 2007.

NL Industries, Inc. is engaged in the component products (security products, furniture components and performance marine components), titanium dioxide pigments and other businesses.

* * * * *